UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014 (June 27, 2014)

AMSURG CORP.

(Exact Name of Registrant as Specified in Charter)

Tennessee	000-22217	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Burton Hills Boulevard Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

(615) 665-1283

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2014, AmSurg Corp., a Tennessee corporation (the “Company”), entered into an amendment (the “Revolving Credit Agreement Amendment”) to its Revolving Credit Agreement, dated May 28, 2010, as amended (the “Revolving Credit Agreement”), with the lenders party thereto and SunTrust Bank, in its capacity as administrative agent (“Administrative Agent”) to (i) permit AmSurg Escrow Corp., a Tennessee corporation and wholly-owned subsidiary of the Company (the “New Subsidiary”) to issue indebtedness to finance a portion of the purchase price payable in connection with the Sheridan Transaction (as defined in the Revolving Credit Agreement Amendment), (ii) exempt the New Subsidiary from being deemed a Subsidiary (as defined in the Revolving Credit Agreement) for purposes of compliance with the negative covenants contained in the Revolving Credit Agreement, (iii) exclude any Indebtedness (as defined in the Revolving Credit Agreement) of the New Subsidiary for purposes of determining compliance with the financial covenants contained in the Revolving Credit Agreement and (iv) permit the Company to make investments in the New Subsidiary in an aggregate amount necessary to pay accrued interest on the Sheridan Acquisition Indebtedness (as defined in the Revolving Credit Agreement Amendment) through a certain date set forth in the Revolving Credit Agreement Amendment. The terms of the Revolving Credit Agreement Amendment are more fully described in the Revolving Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 27, 2014, the Company entered into an amendment (the “Note Purchase Agreement Amendment”) to its Note Purchase Agreement, dated May 28, 2010, as amended (the “Note Purchase Agreement”), with the holders of Notes (as defined in the Note Purchase Agreement) (the “Noteholders”) to (i) permit the New Subsidiary to issue indebtedness to finance a portion of the purchase price payable in connection with the Sheridan Transaction (as defined in the Note Purchase Agreement Amendment), (ii) exempt the New Subsidiary from being deemed a Subsidiary (as defined in the Note Purchase Agreement) for purposes of compliance with the negative covenants contained in the Note Purchase Agreement, (iii) exclude any Indebtedness (as defined in the Note Purchase Agreement) of the New Subsidiary for purposes of determining compliance with the financial covenants contained in the Note Purchase Agreement and (iv) permit the Company to make investments in the New Subsidiary in an aggregate amount necessary to pay accrued interest on the Sheridan Acquisition Indebtedness (as defined in the Note Purchase Agreement Amendment) through a certain date set forth in the Note Purchase Agreement Amendment. The terms of the Note Purchase Agreement Amendment are more fully described in the Note Purchase Agreement Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2014, the Company entered into an amendment to its Revolving Credit Agreement, the material terms and conditions of which are described in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

On June 27, 2014, the Company entered into an amendment to its Note Purchase Agreement, the material terms and conditions of which are described in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On July 2, 2014, the Company issued a press release announcing that it had closed its concurrent public offerings of 9,775,000 shares of its common stock and 1,725,000 shares of its 5.250% Mandatory Convertible Preferred Stock, Series A-1. Included in these amounts are 1,275,000 shares of common stock and 225,000 shares of Mandatory Convertible Preferred Stock, Series A-1, sold pursuant to the underwriters’ exercise in full of their options to purchase additional shares in each offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits.

(d)

10.1	Seventh Amendment to Revolving Credit Agreement and Limited Consent, dated as of June 27, 2014, among AmSurg Corp., the banks and other financial institutions from time to time party thereto, and SunTrust Bank, in its capacity as Administrative Agent for the lenders.

10.2	Fifth Amendment to Note Purchase Agreement and Limited Consent, dated as of June 27, 2014, among AmSurg Corp. and the holders of Notes party thereto.

99.1	Press release of AmSurg Corp., issued July 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Kevin D. Eastridge
Kevin D. Eastridge

Kevin D. Eastridge
Senior Vice President, Finance and Chief Accounting Officer

Date: July 2, 2014

Exhibits

10.1	Seventh Amendment to Revolving Credit Agreement and Limited Consent, dated as of June 27, 2014, among AmSurg Corp., the banks and other financial institutions from time to time party thereto, and SunTrust Bank, in its capacity as Administrative Agent for the lenders.

10.2	Fifth Amendment to Note Purchase Agreement and Limited Consent, dated as of June 27, 2014, among AmSurg Corp. and the holders of Notes party thereto.

99.1	Press release of AmSurg Corp., issued July 2, 2014.